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As filed with the Securities and Exchange Commission on February 1, 2017

Registration Statement No. 333-215232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1105865 (I.R.S. Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Address, Including Zip Code, And Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Leslie S. Zmugg
CATERPILLAR FINANCIAL SERVICES CORPORATION
2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Name, Address Including Zip Code, And Telephone Number, Including Area Code, of Agent For Service)

Copy to:
James O'Connor
Jason Friedhoff
SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non- accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Caterpillar Financial Services Corporation is filing this Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-4 (Registration No. 333-215232) (the "Registration Statement") as an exhibit-only filing to file Exhibit 23.1 with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. The prospectus forming a part of the Registration Statement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.    Exhibits and Financial Statement Schedules.

        See the "Exhibit Index" following the signature pages hereto.

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Caterpillar Financial certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 1st day of February, 2017.

CATERPILLAR FINANCIAL SERVICES CORPORATION (Registrant)
By:	/s/ LESLIE S. ZMUGG
	Name:	Leslie S. Zmugg
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities indicated on the 1st day of February, 2017.

Signature		Title

* Kent M. Adams		President, Director and Chief Executive Officer
* Bradley M. Halverson		Director
* James A. Duensing		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Jeffry D. Everett		Controller (Principal Accounting Officer)
*By:	/s/ LESLIE S. ZMUGG Leslie S. Zmugg Attorney-in-Fact

II-2

 EXHIBIT INDEX

Exhibit Number		Description
4.1		Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's Registration Statement on Form S-3, Registration No. 33-2246).
4.2
First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial's Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).
4.3
Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).
4.4
Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).
4.5
Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial's Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).
4.6
Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial's Form 10, as amended, Commission File No. 0-13295).
4.7
First Amendment to the Support Agreement dated June 14, 1995 between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial's Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).
4.8		Form of Medium-Term Note (Fixed Rate) (incorporated by reference from Exhibit 4.8 to Caterpillar Financial's Registration Statement on Form S-3, Registration No. 333-195039).
4.9
Registration Rights Agreement, dated as of September 26, 2016, by and between Caterpillar Financial and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Société Générale, Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Mizuho Securities USA Inc. and The Williams Capital Group, L.P. (filed as Exhibit 4.1 to Caterpillar Financial's Current Report on Form 8-K filed on September 27, 2016 and incorporated herein by reference thereto).
5	*	Opinion of Sidley Austin LLP with respect to legality.
12
Computation of Ratio of Profit to Fixed Charges of Caterpillar Financial (incorporated by reference to Exhibit 12 to Caterpillar Financial's Form 10-K for the year ended December 31, 2015 and Form 10-Q for the six months ended June 30, 2016, No. 001-11241).
23.1		Consent of Pricewaterhouse Coopers LLP.
23.2	*	The consent of Sidley Austin LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.
24	*	Powers of Attorney of Directors and Officers of Caterpillar Financial.

Exhibit Number		Description
25	*	Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.
99.1	*	Form of Letter of Transmittal.
99.2	*	Form of Letter to Clients.
99.3	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*
Previously Filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 21. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX